EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Exact Sciences Corporation
Madison, Wisconsin
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 21, 2020, except for the adoption of ASU 2020-06 as discussed in Notes 1 and 10, which is as of February 22, 2022, relating to the consolidated financial statements of Exact Sciences Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
/s/ BDO USA, LLP
BDO USA, LLP
Madison, Wisconsin
August 2, 2022